UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

On January 30, 2019, Cimpress N.V. posted on its web site its Q2 Fiscal Year 2019 Quarterly Earnings Document announcing and discussing its financial results for the second quarter ended December 31, 2018. The full text of the earnings document is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and Exhibit 99.1 to this report are not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor are they incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2019, Cimpress' Board of Directors approved the separation of Katryn "Trynka" Shineman Blake, Executive Vice President and Chief Executive Officer of Vistaprint, whose employment with Cimpress will end on March 1, 2019, and determined that, effective January 29, 2019, she is no longer designated an executive officer of Cimpress, as defined under the rules of the Securities and Exchange Commission ("SEC").

The approval of the Board of Directors was based upon the recommendation of Cimpress' Chief Executive Officer, Robert Keane, who had been in discussions with Ms. Blake about the future of Vistaprint as well as her career goals. Ms. Blake and Mr. Keane determined it was the right time for Ms. Blake to transition out of the company. During her tenure, Ms. Blake led Vistaprint to significantly better levels of customer satisfaction and a greatly increased product range. Mr. Keane will be taking on the interim additional role of Chief Executive Officer of Vistaprint for the foreseeable future until a permanent successor is named.

On January 30, 2019, Cimpress USA Incorporated, a subsidiary of Cimpress N.V., and Ms. Blake entered into a Separation Agreement that provides for compensation and benefits to Ms. Blake as follows:

•	A severance payment of $850,000, which equals 12 months of base salary

•
Payment of 100% of the COBRA premium incurred by Ms. Blake until the earlier of August 31, 2020 or the date on which Ms. Blake obtains new employment and becomes eligible to participate in her new employer's group healthcare plan or is no longer eligible for COBRA

•	A payment of $430,000, which is the aggregate amount of cash retention bonuses that would be payable if Ms. Blake had remained a Cimpress employee through June 30, 2019

•	Acceleration of the vesting of 896 restricted share units

•	Acceleration of the vesting of 2,325 shares subject to Ms. Blake's share option award

•	Extension of Ms. Blake's deadline to exercise her share option award to December 31, 2019

•
Acceleration of the service-based vesting condition of 14,170 performance share units and 4,813 supplemental performance share units; however, there is no change to the performance conditions or timing of share issuance (if any) of these awards

•	A lump-sum payment of $90,385

•	Payment of Ms. Blake's attorneys’ fees in connection with the termination of her employment with Cimpress and the negotiation of her Separation Agreement, up to a maximum of $10,000

     The Separation Agreement also contains customary releases and waivers of claims by Ms. Blake. The foregoing is not a complete description of the parties’ rights and obligations under the Separation Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as an exhibit to this report and incorporated herein by reference.

In addition, Cimpress' Board of Directors determined on January 29, 2019 that Cornelis David Arends, Cimpress' Senior Vice President, Upload and Print, is no longer designated a Cimpress executive officer, as defined under SEC rules, effective as of that date due to the changes in his role as of January 2019, as described in Cimpress' Current Report on Form 8-K filed with the SEC on December 27, 2018.

Cimpress' Board of Directors also recently designated as Cimpress executive officers Peter Kelly, Executive Vice President and Chief Executive Officer of National Pen, and Maarten Wensveen, Senior Vice President and Chief Technology Officer of Cimpress.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1	Separation Agreement dated January 30, 2019 between Cimpress USA Incorporated and Katryn Blake
99.1	Q2 Fiscal Year 2019 Quarterly Earnings Document dated January 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2019        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer